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                                                                    Exhibit 23.1



                        Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the HORIZON Pharmacies, Inc. 1999 Stock Option Plan of our report dated March 31, 2000, except for the third paragraph of Note 7
(A) as to which the date is April 14, 2000, with respect to the consolidated financial statements and schedule of HORIZON Pharmacies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                            /S/ ERNST & YOUNG LLP


Oklahoma City, Oklahoma
May 12, 2000